UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

June 14, 2024
Date of Report (Date of earliest event reported)

ICC Holdings, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-681903	81-3359409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

225 20th Street, Rock Island, Illinois	61201
(Address of principal executive offices)	(Zip Code)

(309) 793-1700
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading	Name of each exchange on which registered
Symbol(s)
Common Stock, par value $0.01 per share	ICCH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 14, 2024, ICC Holdings, Inc. (the “Company”) held its Annual Meeting of Shareholders for which the Board of Directors solicited proxies. At the Annual Meeting, the shareholders of the Company voted on the following proposals described in the Proxy Statement dated May 1, 2024.

The proposals voted on by the shareholders of the Company at the Annual Meeting were as follows:

Proposal No. 1. The shareholders elected the following director nominees to the Board of Directors as Class III directors, as set forth below:

Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
James R. Dingman	1,790,463	72,016	‐	‐
John R. Klockau	1,790,148	71,331	‐	‐
Gerald J. Pepping	1,786,698	74,781	‐	‐

Proposal No. 2. The shareholders approved the advisory vote to approve the Company’s named executive officer compensation, as set forth below:

Votes	Votes		Broker
For	Against	Abstentions	Non-Votes
1,807,843	57,811	875	‐

Proposal No. 3. The shareholders ratified the appointment of Plante Moran, PLLC as the Company’s independent registered public accounting firm for the year ending December 31, 2024, as set forth below:

Votes	Votes		Broker
For	Against	Abstentions	Non-Votes
1,866,317	212	‐	‐

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICC HOLDINGS, INC.

Dated: June 14, 2024

	By:	/s/Arron K. Sutherland
Arron K. Sutherland
President, Chief Executive Officer and Director